®

Monsanto Company
800 North Lindbergh Blvd St. Louis, Missouri 63167

Release	Immediately

Contact	Media: Kelli Powers (314-694-4003)
Analysts: Bryan Hurley (314-694-8148)

REFLECTING STRONG SEEDS-AND-TRAITS PERFORMANCE, MONSANTO Q1 ON TRACK AS COMPANY CONFIRMS FULL-YEAR ONGOING EPS AND FREE CASH FLOW GUIDANCE

Nine Projects Advance Phase in Biotech Pipeline, Reinforcing Monsanto’s Industry-Leading R&D Engine; U.S. Seed Order Pace Tracking with Targets

ST. LOUIS (Jan. 6, 2011) – Monsanto Company (NYSE: MON) reported earnings per share growth and significant free cash generation for the first quarter of 2011, which ended Nov. 30, 2010, and today announced nine phase advances as part of its annual research and development pipeline update.  The company also reaffirmed its mid-teens earnings growth and free cash flow guidance for fiscal year 2011.

($ in millions)	First Quarter 2011	First Quarter 2010
Net Sales By Segment
Corn seed and traits	$614	$569
Soybean seed and traits	226	201
Vegetable seeds	183	173
Cotton seed and traits	112	59
All other crops seeds and traits	28	29
TOTAL Seeds and Genomics	$1,163	$1,031

Roundup and other glyphosate-based herbicides	$523	$509
All other agricultural productivity products	144	157
TOTAL Agricultural Productivity	$667	$666

TOTAL Net Sales	$1,830	$1,697

Gross Profit	$818	$739

Operating Expenses	$760	$777

Interest Expense – Net	$28	$28
Other Expense (Income) – Net	$12	$(12)

Net Income (Loss) Attributable to Monsanto Company	$6	$(19)

Diluted Earnings (Loss) per Share (See note 1.)	$0.01	$(0.03)
Items Affecting Comparability – EPS Impact
Restructuring charges	0.01	0.02
Income on discontinued operations	–	(0.01)
Diluted Earnings (Loss) per Share from Ongoing Business (For the definition of ongoing EPS, see note 1.)	$0.02	$(0.02)
Effective Tax Rate	33%	56%

-more-

	First Quarter 2011	First Quarter 2010
Comparison as a Percent of Net Sales:
Gross profit	45%	44%
Selling, general and administrative expenses (SG&A)	25%	29%
Research and development expenses	17%	16%
Income (loss) from continuing operations before income taxes	1%	(3)%
Net income (loss) attributable to Monsanto Company		(1)%

“Our first quarter tracked well with our operating plan across the crops, geographies and products we expect to be drivers in 2011,” said Hugh Grant, chairman, president and chief executive officer for Monsanto.  “We’re executing against the areas most important to our business growth, particularly our seeds-and-traits focus in Latin America and delivering on our seed strategy in the United States.  Our early U.S. order books show farmers are interested in our newest products, Genuity® Roundup Ready 2 Yield® soybeans and the reduced-refuge corn family anchored by Genuity® SmartStax®.  And our R&D pipeline remains strong, leaving the company well-positioned for long-term growth.”

Results of Operations

Net sales increased 8 percent in the quarter to $1.8 billion, with increases across all major crops in the seeds and genomics segment.  Gross profit for the total company increased 11 percent, and gross profit as a percent of sales improved one percentage point to 45 percent, driven by increases in seeds and traits revenue across all major crops – particularly corn and soybeans in Latin America and cotton in Australia.

Selling, general and administrative (SG&A) expenses decreased 9 percent for the quarter due largely to the company’s restructuring actions in the prior year.  R&D expenses increased 13 percent as the company manages more projects in advanced pipeline phases.

The company’s first quarter earnings per share (EPS) was $0.02 on an ongoing basis ($0.01 on an as-reported basis). (For a reconciliation of ongoing EPS, see note 1.)

Cash Flow

The first quarter of fiscal 2011 was a significant source of cash.  Free cash flow was $500 million in the quarter compared with a use of cash of $1.6 billion for the same period last year.  This is primarily the result of a timing shift from last year’s second quarter into this year’s first quarter, as the later harvest in 2009 delayed prepayments in fiscal 2010.  (For a reconciliation of free cash flow, see note 1.)

Net cash provided by operating activities was $624 million, compared to a use of $1.4 billion in the first quarter last year.  Net cash required by investing activities for the first quarter of fiscal 2011 was $124 million, compared with a use of $197 million for the year-ago quarter.  Net cash required by financing activities was $340 million, compared to net cash provided of $102 million for the prior year’s first quarter.  The company spent $267 million in the first quarter on share repurchases, crossing a quarter of the current $1 billion, three-year authorization.

Outlook

The company affirmed its guidance of free cash flow for fiscal year 2011 in the range of $800 million to $900 million, reflecting an investment of $600 to $700 million in capital expenditures.  The company expects net cash provided by operating activities to be $1.7 billion to $1.9 billion, and net cash required by investing activities to be approximately $900 million to $1 billion for fiscal year 2011.  (For a reconciliation of free cash flow, see note 1.)

The company confirmed full-year 2011 ongoing earnings per share (EPS) guidance is in the range of $2.72 to $2.82.  Full-year 2011 EPS guidance on an as-reported basis is in the range of $2.69 to $2.79.  (For a reconciliation of EPS, see note 1.)

Seeds and Genomics Segment Detail

($ in millions)	Net Sales		Gross Profit
Seeds and Genomics	First Quarter 2011	First Quarter 2010	First Quarter 2011	First Quarter 2010
Corn seed and traits	$614	$569	$339	$304
Soybean seed and traits	226	201	153	139
Vegetable seeds	183	173	113	112
Cotton seed and traits	112	59	74	33
All other crops seeds and traits	28	29		9
TOTAL Seeds and Genomics	$1,163	$1,031	$679	$597

($ in millions)	Earnings (Loss) Before Interest & Taxes (EBIT)
Seeds and Genomics	First Quarter 2011	First Quarter 2010
EBIT (For a reconciliation of EBIT, see note 1.)	$(20)	$(57)
Unusual Items Affecting EBIT: Restructuring	$(11)	$(3)

The Seeds and Genomics segment consists of the company’s global seeds and related traits business.

Sales for Monsanto’s Seeds and Genomics segment increased 13 percent in the first quarter, reflecting increases across the corn, soybean, cotton and vegetable platforms.

Corn seed and traits net sales increased 8 percent over last year’s quarter.  The primary driver was the company’s Latin America seed business, with increased acres in Argentina and the mix benefit from increased overall trait penetration in Brazil.  The company also gained a year-over-year volume increase in the United States as the U.S. order book tracks well with the company’s product strategy and acreage targets.

Volume increases brought soybean seeds and trait sales up 12 percent compared to last year, and cotton sales saw growth led by an increase in planted acres in Australia.  Vegetable sales were up 6 percent or $10 million.

Agricultural Productivity Segment Detail

($ in millions)	Net Sales		Gross Profit
Agricultural Productivity	First Quarter 2011	First Quarter 2010	First Quarter 2011	First Quarter 2010
Roundup and other glyphosate- based herbicides	$523	$509	$94	$87
All other agricultural productivity products	144	157	45	55
TOTAL Agricultural Productivity	$667	$666	$139	$142

($ in millions)	Earnings Before Interest & Taxes (EBIT)
Agricultural Productivity	First Quarter 2011	First Quarter 2010
EBIT (For a reconciliation of EBIT, see note 1.)	$60	$34
Unusual Items Affecting EBIT: EBIT from Discontinued Operations Restructuring	 $4	$5 $(11)

The Agricultural Productivity segment consists of the crop protection products and lawn-and-garden herbicide products.

Sales in the first quarter of fiscal 2011 for Monsanto’s Agricultural Productivity segment remained flat, with sales of Roundup and other glyphosate-based herbicides tracking well with expectations following last year’s strategic repositioning.  Sales of Roundup and other glyphosate-based herbicides increased 3 percent, reflecting the early Latin American sales-and-application season, leading an increase in volume offset by the lower net selling price.

Webcast Information

In conjunction with this announcement, Monsanto will hold a conference call at 8:30 a.m. central time (9:30 a.m. eastern time) today.  The call will focus on these results, future expectations and an update of projects within the company’s R&D pipeline, including the nine phase advancements.  The call also may include a discussion of Monsanto’s strategic initiatives, product performance and other matters related to the company’s business.

Presentation slides and a simultaneous audio webcast of the conference call may be accessed by visiting the company’s web site at www.monsanto.com and clicking on “Investor Information.”  Visitors may need to download Windows Media Player™ prior to listening to the webcast. Following the live broadcast, a replay of the webcast will be available on the Monsanto Web site for three weeks.

About Monsanto Company

Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality.  Monsanto remains focused on enabling both small-holder and large-scale farmers to produce more from their land while conserving more of our world's natural resources such as water and energy.  To learn more about our business and our commitments, please visit:  www.monsanto.com.  Follow our business on Twitter at www.twitter.com/MonsantoCo, on Facebook at www.facebook.com/MonsantoCo, or subscribe to our News Release RSS Feed.

Cautionary Statements Regarding Forward-Looking Information:
Certain statements contained in this release are "forward-looking statements," such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company's exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public acceptance of biotechnology products; the success of the company's research and development activities; the outcomes of major lawsuits; developments related to foreign currencies and economies; successful operation of recent acquisitions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company's estimates related to distribution inventory levels; the company's ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents on the agriculture business or the company's facilities; and other risks and factors detailed in the company's most recent Form 10-K Report to the SEC. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention or obligation to update any forward-looking statements or any of the factors that may affect actual results.

Notes to editors: Genuity, Roundup, Roundup Ready 2 Yield and SmartStax are trademarks of Monsanto Company and its wholly-owned subsidiaries.

References to Roundup herbicides in this release mean Roundup-branded herbicides, excluding lawn-and-garden herbicide products.

-oOo-

Monsanto Company
Selected Financial Information
(Dollars in millions, except per share amounts)
Unaudited

Statements of Consolidated Operations	Three Months Ended Nov. 30,
	2010	2009
Net Sales	$1,830	$1,697
Cost of Goods Sold	1,012	958
Gross Profit	818	739
Operating Expenses:
Selling, General and Administrative Expenses	450	496
Research and Development Expenses	303	267
Restructuring Charges, Net	7	14
Total Operating Expenses	760	777
Income (Loss) From Operations	58	(38)
Interest Expense	43	39
Interest Income	(15)	(11)
Other Expense (Income), Net	12	(12)
Income (Loss) from Continuing Operations Before Income Taxes	18	(54)
Income Tax Provision (Benefit)	6	(30)
Income (Loss) from Continuing Operations Including Portion Attributable to Noncontrolling Interest	12	$(24)
Discontinued Operations:
Income from Operations of Discontinued Businesses	—	5
Income Tax Provision	—	—
Income on Discontinued Operations	—	5
Net Income (Loss)	12	$(19)
Less: Net Income Attributable to Noncontrolling Interest	6	—
Net Income (Loss) Attributable to Monsanto Company	6	$(19)
EBIT (see note 1)	40	$(23)
Basic Earnings (Loss) per Share Attributable to Monsanto Company:
Income (Loss) from Continuing Operations	0.01	$(0.04)
Income on Discontinued Operations	—	0.01
Net Income (Loss)	0.01	$(0.03)

Diluted Earnings (Loss) per Share Attributable to Monsanto Company:
Income (Loss) from Continuing Operations	0.01	$(0.04)
Income on Discontinued Operations	—	0.01
Net Income (Loss)	0.01	$(0.03)

Weighted Average Shares Outstanding:
Basic	538.6	545.6
Diluted	544.5	545.6

Monsanto Company
Selected Financial Information
(Dollars in millions)
Unaudited

Condensed Statements of Consolidated Financial Position	As of	As of
	Nov. 30, 2010	Aug. 31, 2010
Assets
Current Assets:
Cash and Cash Equivalents (variable interest entities restricted – 2011: $48)	$1,732	$1,485
Trade Receivables, net (variable interest entities restricted – 2011: $82)	1,698	1,590
Miscellaneous Receivables	739	717
Deferred Tax Assets	455	511
Inventory, Net	3,331	2,739
Other Current Assets	101	80
Total Current Assets	8,056	7,122

Property, Plant and Equipment, Net	4,222	4,227
Goodwill	3,229	3,204
Other Intangible Assets, Net	1,241	1,263
Noncurrent Deferred Tax Assets	1,045	1,014
Long-Term Receivables, Net	479	513
Other Assets	542	524
Total Assets	$18,814	$17,867

Liabilities and Shareowners’ Equity
Current Liabilities:
Short-Term Debt, Including Current Portion of Long-Term Debt	394	241
Accounts Payable	688	752
Income Taxes Payable	64	66
Accrued Compensation and Benefits	236	179
Accrued Marketing Programs	570	839
Deferred Revenues	1,338	219
Grower Production Accruals	463	130
Dividends Payable	—	151
Customer Payable	2	83
Restructuring Reserves	132	197
Miscellaneous Short-Term Accruals	647	684
Total Current Liabilities	4,534	3,541

Long-Term Debt	1,728	1,862
Postretirement Liabilities	947	920
Long-Term Deferred Revenue	401	395
Noncurrent Deferred Tax Liabilities	144	137
Long-Term Portion of Environmental and Litigation Reserves	185	188
Other Liabilities	652	681
Monsanto Shareowners’ Equity	10,077	10,099
Noncontrolling Interest	146	44
Total Shareowners’ Equity	10,223	10,143
Total Liabilities and Shareowners’ Equity	$18,814	$17,867

Debt to Capital Ratio:	17%	17%

Monsanto Company
Selected Financial Information
(Dollars in millions)
Unaudited

Statements of Consolidated Cash Flows	Three Months Ended Nov. 30,
	2010	2009
Operating Activities:
Net Income (Loss)	$12	$(19)
Adjustments to Reconcile Cash Provided (Required) by Operating Activities:
Items That Did Not Require (Provide) Cash:
Depreciation and Amortization	155	144
Bad-Debt Expense	(1)	14
Stock-Based Compensation Expense	27	24
Excess Tax Benefits from Stock-Based Compensation	(9)	(13)
Deferred Income Taxes	24	(58)
Restructuring Charges, Net	7	14
Equity Affiliate Income, Net	(1)	(14)
Net Gain on Sales of a Business or Other Assets	(1)	(1)
Other Items	19	13
Changes in Assets and Liabilities that Provided (Required) Cash, Net of Acquisitions:
Trade Receivables, Net	34	(343)
Inventory, Net	(559)	(539)
Deferred Revenues	1,101	126
Accounts Payable and Other Accrued Liabilities	(130)	(573)
Restructuring Cash Payments	(76)	(79)
Pension Contributions		(78)
Net Investment Hedge Settlement		(4)
Other Items	22	(17)
Net Cash Provided (Required) by Operating Activities	624	(1,403)

Cash Flows Required by Investing Activities:
Capital Expenditures	(125)	(192)
Acquisitions of Businesses, Net of Cash Acquired		(20)
Purchases of Long-Term Equity Securities		(2)
Technology and Other Investments	(2)	(9)
Other Investments and Property Disposal Proceeds	3	26
Net Cash Required by Investing Activities	(124)	(197)

Cash Flows (Required) Provided by Financing Activities:
Net Change in Financing With Less Than 90-Day Maturities	72	299
Short-Term Debt Proceeds	15	25
Short-Term Debt Reductions	(16)	(29)
Long-Term Debt Reductions	(1)	(1)
Payments on Other Financing	(2)	(1)
Treasury Stock Purchases	(267)	(64)
Stock Option Exercises	16	16
Excess Tax Benefits from Stock-Based Compensation	9	13
Dividend Payments	(151)	(145)
Dividend Payments to Noncontrolling Interests	(15)	(11)
Net Cash (Required) Provided by Financing Activities	(340)	102
Cash Assumed from Initial Consolidations of Variable Interest Entities	77	
Effect of Exchange Rate Changes on Cash and Cash Equivalents	10	13
Net Increase (Decrease) in Cash and Cash Equivalents	247	(1,485)
Cash and Cash Equivalents at Beginning of Period	1,485	1,956
Cash and Cash Equivalents at End of Period	$1,732	$471

Monsanto Company
Selected Financial Information
(Dollars in millions)
Unaudited

1.
EBIT, Ongoing EPS and Free Cash Flow:  The presentations of EBIT, ongoing EPS and free cash flow are not intended to replace net income (loss) attributable to Monsanto Company, cash flows, financial position or comprehensive income (loss), and they are not measures of financial performance as determined in accordance with generally accepted accounting principles (GAAP) in the United States.  The following tables reconcile EBIT, ongoing EPS and free cash flow to the respective most directly comparable financial measure calculated in accordance with GAAP.

Reconciliation of EBIT to Net Income (Loss):  EBIT is defined as earnings (loss) before interest and taxes. Earnings (loss) is intended to mean net income (loss) attributable to Monsanto Company as presented in the Statements of Consolidated Operations under GAAP.  The following table reconciles EBIT to the most directly comparable financial measure, which is net income (loss).

	Three Months Ended Nov. 30,
	2010	2009
EBIT – Seeds and Genomics Segment	$ (20)	$(57)
EBIT – Agricultural Productivity Segment	60	34
EBIT– Total	40	(23)
Interest Expense, Net	28	28
Income Tax Provision (Benefit)(A)	6	(32)
Net Income (Loss) Attributable to Monsanto Company	$ 6	$(19)

(A)	Includes the income tax benefit from continuing operations and the income tax provision (benefit)
on noncontrolling interest.

Reconciliation of EPS to Ongoing EPS:  Ongoing EPS is calculated excluding certain after-tax items which Monsanto does not consider part of ongoing operations.

	Fiscal Year 2011 Guidance	Three months ended Nov. 30, 2010
Diluted Earnings per Share	$2.69-$2.79	$0.01
Restructuring Charges	$0.03	$0.01
Income on Discontinued Operations	—	—
Diluted Earnings per Share from Ongoing Business	$2.72-$2.82	$0.02

Reconciliation of Free Cash Flow:  Free cash flow represents the total of cash flows from operating activities and investing activities, as reflected in the Statements of Consolidated Cash Flows presented in this release.  With respect to the fiscal year 2011 free cash flow target, Monsanto does not include any estimates or projections of Net Cash Provided (Required) by Financing Activities because in order to prepare any such estimate or projection, Monsanto would need to rely on market factors and conditions that are outside of its control.

	Fiscal Year 2011 Guidance	Three Months Ended Nov. 30,
		2010	2009
Net Cash Provided (Required) by Operating Activities	$1,700-1,900	$624	$(1,403)
Net Cash Required by Investing Activities	(900)-(1,000)	(124)	(197)
Free Cash Flow	$800-900	500	(1,600)
Net Cash (Required) Provided by Financing Activities	N/A	(340)	102
Cash Assumed from Initial Consolidations of Variable Interest Entities	N/A	77	
Effect of Exchange Rate Changes on Cash and Cash
Equivalents	N/A	10	13
Net Increase (Decrease) in Cash and Cash Equivalents	N/A	247	(1,485)
Cash and Cash Equivalents at Beginning of Period	N/A	1,485	1,956
Cash and Cash Equivalents at End of Period	N/A	$1,732	$471